UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 15, 2010

                           Calais Resources, Inc.
          (Exact Name of Registrant as Specified in its Charter)

        British Columbia              0-29392            98-0434111
(State or Other Jurisdiction   (Commission File No.)  (I.R.S. Employer
       Of Incorporation)                                Identification
                                                           Number)

               Calais Resources, Inc.
          4415 Caribou Road, PO Box 653
                  Nederland, CO                        80466-0653
    (Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code:  (303) 258-3806

                                     N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Item 1.01.  Entry Into Material Definitive Agreements.

Debenture Settlements

     Calais Resources, Inc. (the "Company") has entered into two agreements which relate to the settlement of a total of four convertible debentures in the aggregate principal amount of $4,313,377. The two settlement agreements provide for the payment by the Company of a total of CDN$ 260,059 in cash and the issuance of a total of 9,550,368 restricted shares of the Company's common stock.

     More specifically, on December 15, 2010 the Company entered into a Settlement Agreement with Lynne Martin regarding a debenture payable to her in the principal amount of CDN$1,103,214. Ms. Martin is the spouse of Melvin Martin who was formerly a director of the Company and who resigned on July 28, 2005. The Company and Ms. Martin agreed that Ms. Martin would accept as full payment for the debenture the amount of CDN$ 110,322 in cash which is to be paid by the Company with four quarterly payments of CDN$ 27,580.50 with the first payment due on December 15, 2010 and the three remaining payments due on March 15, 2011, June 15, 2011, and September 15, 2011. The Company made the first payment on December 15, 2010.

     On December 15, 2010, the Company entered into a Settlement Agreement with Marlowe and Judy Harvey and Argus Resources, Inc. regarding the following three debentures:

     1.   Judy Harvey                CDN$ 2,046,741
     2.   Judy Harvey                CDN$   948,000
     3.   Argus Resources, Inc.      CDN$   215,422

     Marlowe and Judy are husband and wife and Marlowe Harvey was formerly the President and a director of the Company who resigned as the President in 2000 and as a director in November 2003. After the closing of this transaction, he is now a more than 5% percent shareholder of the Company by virtue of the shares owned by his wife and Argus Resources, Inc. Marlowe Harvey is also the President of Argus Resources, Inc. The Company and Judy Harvey agreed that Ms. Harvey would accept as full payment for her two debentures the total amount of CDN$ 149,737 in cash and a total of 8,890,638 restricted shares of the Company's common stock. The cash was paid on December 15, 2010 and the shares were issued on December 20, 2010 to an escrow agent to hold the shares until the Cease Trade Order in British Columbia has been revoked.

     The Company and Argus Resources agreed that Argus Resources would accept as full payment for its debenture 659,730 restricted shares of the Company's common stock. The shares were issued on December 20, 2010.

Item 3.02.  Unregistered Sales of Equity Securities.

     Please see the discussion in Item 1.01 above with respect to the 8,890,636 shares that were issued to Judy Harvey and the 659,730 shares that were issued to Argus Resources, Inc. Both Judy Harvey and Argus Resources are accredited investors.

Item 9.01.  Financial Statements and Exhibits

 No.      Exhibit

10.1      Debenture Settlement Agreement dated December 2, 2010 with Lynne
          Martin.

10.2 Settlement Agreement for Certain Debentures dated December 10, 2010 with Marlowe and Judy Harvey and Argus Resources, Inc.




                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CALAIS RESOURCES, INC.



                                      By:/s/ David K. Young
                                      Name:  David K. Young
                                      Title: President


Dated:  December 20, 2010